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                                                                    Exhibit 23.5

                               CONSENT OF COUNSEL

The Board of Directors
AgriBioTech, Inc.

     We hereby consent to the filing of our opinion as an exhibit to the Registration Statement and to the reference in the Registration Statement to this firm under the heading Legal Matters.


New York, New York
April 14, 1999                                  SNOW BECKER KRAUSS P.C.